eHealth, Inc. Announces Fourth Quarter and Fiscal Year 2024 Results
Reports record-high total revenue and net income quarter in Company’s history
Outperforms FY’24 revenue and profitability guidance driven by 42% growth in Medicare Advantage submissions and 16% Medicare unit margin expansion in fourth quarter
Ends FY’24 with highest ever commissions receivable balance of $1.0 billion

AUSTIN, Texas — February 26, 2025 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2024.

CEO Comments

“eHealth delivered outstanding fourth quarter results materially exceeding our expectations for enrollment volumes, revenue, and earnings. We gained share in the Medicare Advantage market while also meaningfully expanding our Medicare enrollment margins. This is a testament to the success of the transformed eHealth, including the strong performance of our licensed agents, our innovative omnichannel platform and the growing prominence of our brand. In addition to the remarkable execution of our operating teams, these results reflect unique Medicare market dynamics, which made the value proposition of our carrier-agnostic choice platform more relevant than ever.” – Fran Soistman, Chief Executive Officer

Results Overview
■Q4 2024 total Medicare submissions(a) across our core agency and carrier-dedicated Amplify platforms grew 38% compared to Q4 2023, driven primarily by Medicare Advantage (“MA”) submissions growth of 42% year-over-year.
■Q4 2024 total Medicare approved members increased 33% year-over-year, driven mostly by a 39% increase in Q4 2024 MA approved members year-over-year.
■Q4 2024 total revenue of $315.2 million increased 27% compared to Q4 2023 total revenue of $247.7 million, driven primarily by meaningful Medicare segment growth year-over-year, partially offset by lower positive net adjustment revenue.
■Q4 2024 positive net adjustment revenue of $7.6 million compared to $15.6 million in Q4 2023.
■Q4 2024 Non-GAAP total revenue excluding net adjustment revenue(1) increased $75.5 million, or 33%, year-over-year.
■Q4 2024 Medicare unit margin expansion of 16%, year-over-year primarily driven by:
■a 23% decline in total acquisition cost per MA-equivalent approved member as a result of enhanced lead quality and significantly higher conversions, and
■a 2% increase in MA constrained lifetime value (“LTV”) of commissions.
■Q4 2024 GAAP net income of $97.5 million increased 87% compared to Q4 2023 GAAP net income of $52.2 million.
■Q4 2024 Non-GAAP net income(1) of $91.8 million, which excludes the post-tax impact of positive net adjustment revenue and asset impairment charges, improved $51.4 million, or 127%, year-over-year.
■Q4 2024 adjusted EBITDA(1) of $121.3 million improved 74% compared to adjusted EBITDA(1) of $69.6 million in Q4 2023.
■Q4 2024 adjusted EBITDA excluding net adjustment revenue(1) improved $59.7 million, or 110%, year-over-year, driven primarily by MA approved member growth, improved Medicare acquisition costs and continued fixed cost reduction efforts.
■FY 2024 total Medicare submissions across our core agency and carrier-dedicated Amplify platforms grew 29% year-over-year.
■FY 2024 total Medicare approved members grew 21% year-over-year.
■FY 2024 total revenue of $532.4 million increased 18% compared to FY 2023 total revenue of $452.9 million.
■FY 2024 net income of $10.1 million increased 136% compared to FY 2023 net loss of $28.2 million.
■FY 2024 adjusted EBITDA(1) of $69.3 million increased significantly compared to FY 2023 adjusted EBITDA(1) of $14.1 million.
■Commissions receivable balance of $1.0 billion as of December 31, 2024 grew 9% compared to $918.2 million as of December 31, 2023.
__________
Note: See the tables at the end of this press release for a reconciliation of our GAAP financial measures to our non-GAAP financial measures for the relevant periods and footnote (1) on page 15 at the end of this press release for definitions of our non-GAAP financial measures.

(a) Submissions describe applications that are submitted by individuals online through our eHealth platform or completed with the assistance of our benefit advisors where the individual provides authorization to the benefit advisor to submit the application to the insurance carrier partner. The individual may have additional actions to take before the application will be reviewed by the insurance carrier and not all submissions ultimately become approved members.

2025 Guidance
Based on information available as of February 26, 2025, we are providing guidance for the full year ending December 31, 2025. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

“Our guidance ranges reflect the dynamic nature of our sector. It is important to note that while 2024 was somewhat of an outlier in terms of market environment and resulting performance, our underlying trajectory remains strong, reflecting the operational improvements we have made. We are tracking ahead of the three-year financial targets that we provided in May of last year. Based on the mid-points of our 2025 guidance ranges, our ‘23-25 revenue CAGR is expected to be 8% with an implied 2025 adjusted EBITDA margin(1) of 9%. It also implies an impressive adjusted EBITDA(1) CAGR of 84%.”– John Dolan, Chief Financial Officer

The following guidance is for the full year ending December 31, 2025:

•Total revenue is expected to be in the range of $510.0 million to $550.0 million.
•GAAP net income (loss) is expected to be in the range of $(10.0) million to $15.0 million.
•Adjusted EBITDA(1) is expected to be in the range of $35.0 million to $60.0 million.
•Operating cash flow is expected to be in the range of $(25.0) million to $10.0 million.

The above guidance includes the expected impact of positive net adjustment revenue in the range of $0 to $20 million.
__________
Note: See accompanying footnotes on page 15.

Webcast and Conference Call Information

A webcast and conference call will be held today, Wednesday, February 26, 2025 at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time. Individuals interested in listening to the conference call may do so by dialing (800) 549-8228. The participant passcode is 72156. The live and archived webcast of the call will also be available under “Events & Presentations” on the Investor Relations page of our website at https://ir.ehealthinsurance.com.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding 2025 annual guidance for total revenue, GAAP net income (loss), adjusted EBITDA and operating cash flow; our estimates for positive net adjustment revenue and its expected impact on our 2025 annual guidance; and other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our senior management or other key employees; our ability to recruit, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other personnel; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our business plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; our reliance on marketing partners; the success and cost of our marketing efforts, including branding, online advertising, direct-to-consumer mail, email, social media, telephone, SMS text, television, radio and other marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with our convertible preferred stock investor; our ability to raise additional capital; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation or government enforcement actions in which we may from time to time be involved; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; our ability to deploy new and evolving technologies, such as artificial intelligence; public health crises, pandemics, natural disasters and other extreme events; general economic and macroeconomic conditions, including inflation, recession, political events, instability or geopolitical tensions, trade or other international disputes, financial, banking and credit market disruptions; our ability to effectively administer our self-insurance program; and other risks and uncertainties related to our business. Other factors that could cause our operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
investors@ehealth.com
https://ir.ehealthinsurance.com

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$39,197	$115,722
Short-term marketable securities	43,043	5,930
Accounts receivable	16,807	3,993
Contract assets – commissions receivable – current	242,467	244,663
Prepaid expenses and other current assets	12,961	12,044
Total current assets	354,475	382,352
Contract assets – commissions receivable – non-current	757,523	673,514
Property and equipment, net	4,437	4,864
Operating lease right-of-use assets	12,081	22,767
Restricted cash	3,090	3,090
Other assets	23,819	26,758
Total assets	$1,155,425	$1,113,345

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$23,448	$7,197
Accrued compensation and benefits	43,888	40,800
Accrued marketing expenses	16,612	20,340
Lease liabilities – current	7,732	7,070
Other current liabilities	4,331	3,131
Total current liabilities	96,011	78,538
Long-term debt	68,458	67,754
Deferred income taxes – non-current	38,870	29,687
Lease liabilities – non-current	20,731	28,333
Other non-current liabilities	5,418	4,949
Total liabilities	229,488	209,261
Convertible preferred stock	337,509	298,053
Stockholders’ equity:
Common stock	43	41
Additional paid-in capital	773,371	798,786
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	15,246	7,284
Accumulated other comprehensive loss	(234)	(82)
Total stockholders’ equity	588,428	606,031
Total liabilities, convertible preferred stock and stockholders’ equity	$1,155,425	$1,113,345

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Revenue:
Commission	$275,651	$218,496	26%	$461,647	$403,924	14%
Other	39,530	29,166	36%	70,763	48,947	45%
Total revenue	315,181	247,662	27%	532,410	452,871	18%
Operating costs and expenses(a):
Cost of revenue	1,249	1,109	13%	1,794	1,771	1%
Marketing and advertising(8)	96,197	87,959	9%	190,837	172,640	11%
Customer care and enrollment(8)	62,675	55,611	13%	163,448	149,562	9%
Technology and content(8)	14,907	16,562	(10)%	53,520	58,609	(9)%
General and administrative(8)	27,447	27,053	1%	89,765	99,363	(10)%
Impairment, restructuring and other charges	66	—	*	9,475	—	*
Total operating costs and expenses	202,541	188,294	8%	508,839	481,945	6%
Income (loss) from operations	112,640	59,368	90%	23,571	(29,074)	181%
Interest expense	(2,642)	(2,852)	7%	(11,159)	(10,974)	(2)%
Other income, net	475	1,953	(76)%	6,900	9,453	(27)%
Income (loss) before income taxes	110,473	58,469	89%	19,312	(30,595)	163%
Provision for (benefit from) income taxes	12,991	6,279		9,255	(2,381)
Net income (loss)	97,482	52,190	87%	10,057	(28,214)	136%
Preferred stock dividends	(5,646)	(5,321)		(22,249)	(20,965)
Change in preferred stock redemption value	(6,149)	(5,178)		(22,768)	(17,336)
Net income (loss) attributable to common stockholders	$85,687	$41,691	106%	$(34,960)	$(66,515)	47%

Net income (loss) per share attributable to common stockholders(9):
Basic	$2.57	$1.31	120%	$(1.19)	$(2.37)	50%
Diluted	$2.51	$1.27	121%	$(1.19)	$(2.37)	50%
Weighted-average number of shares used in per share:
Basic	29,706	28,469	4%	29,335	28,016	5%
Diluted	30,554	29,370	4%	29,335	28,016	5%
_____________________________ (a) Includes stock-based compensation expense as follows:
Marketing and advertising	$621	$603		$2,413	$2,201
Customer care and enrollment	358	58		1,845	2,287
Technology and content	733	1,114		3,331	4,498
General and administrative	3,044	3,697		12,292	14,227
Total stock-based compensation expense	$4,756	$5,472	(13)%	$19,881	$23,213	(14)%

Non-GAAP Results(1):
Adjusted EBITDA(1)	$121,289	$69,615	74%	$69,265	$14,055	393%
Adjusted EBITDA margin(1)	38%	28%		13%	3%
__________
* Percentage calculated is not meaningful.
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating activities:
Net income (loss)	$97,482	$52,190	$10,057	$(28,214)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	502	632	1,983	2,540
Amortization of internally developed software	3,325	4,143	14,355	17,376
Stock-based compensation expense	4,756	5,472	19,881	23,213
Deferred income taxes	13,523	6,639	9,183	(2,672)
Impairment charges	66	—	7,479	—
Other non-cash items	472	696	429	701
Changes in operating assets and liabilities:
Accounts receivable	(10,943)	(3,471)	(12,814)	(1,361)
Contract assets – commissions receivable	(186,499)	(137,754)	(81,917)	(33,594)
Prepaid expenses and other assets	5,690	10,649	(4,206)	(1,948)
Accounts payable	18,138	306	16,173	487
Accrued compensation and benefits	17,680	14,008	3,087	20,110
Accrued marketing expenses	7,404	12,917	(3,728)	(3,430)
Deferred revenue	550	(45)	1,411	1,278
Accrued expenses and other liabilities	192	232	261	(1,178)
Net cash used in operating activities	(27,662)	(33,386)	(18,366)	(6,692)
Investing activities:
Capitalized internal-use software and website development costs	(2,692)	(1,665)	(10,762)	(8,693)
Purchases of property and equipment and other assets	(631)	(327)	(2,094)	(2,086)
Purchases of marketable securities	(11,105)	(5,912)	(96,985)	(54,514)
Proceeds from redemption and maturities of marketable securities	22,420	8,500	61,420	49,400
Net cash provided by (used in) investing activities	7,992	596	(48,421)	(15,893)
Financing activities:
Payment of debt issuance costs	(1,050)	—	(1,050)	—
Net proceeds from exercise of common stock options and employee stock purchases	—	415	354	677
Repurchase of shares to satisfy employee tax withholding obligations	(1,112)	(1,395)	(3,413)	(3,330)
Principal payments in connection with leases	—	(5)	(4)	(38)
Payments of preferred stock dividends	(2,821)	(2,660)	(5,561)	(3,533)
Net cash used in financing activities	(4,983)	(3,645)	(9,674)	(6,224)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(182)	39	(64)	(19)
Net decrease in cash, cash equivalents and restricted cash	(24,835)	(36,396)	(76,525)	(28,828)
Cash, cash equivalents and restricted cash at beginning of period	67,122	155,208	118,812	147,640
Cash, cash equivalents and restricted cash at end of period	$42,287	$118,812	$42,287	$118,812

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

We evaluate our business performance and manage our operations as two distinct reporting segments: Medicare and Employer and Individual (“E&I”). The Medicare segment consists primarily of commissions earned as the broker of record from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible beneficiaries, including but not limited to, dental and vision insurance. Our commissions may include certain bonus payments, which are generally based on attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers. The Medicare segment also consists of amounts earned in connection with our advertising program for marketing and other services as well as amounts earned from our non-broker of record fee-based arrangements and our performance of various post-enrollment services for members. The E&I segment consists primarily of commissions earned from our sale of individual and family plans (“IFP”), including both qualified and non-qualified, small business health insurance plans and ancillary products sold to our non-Medicare-eligible consumers, including but not limited to, dental, vision and short-term insurance. To a lesser extent, the E&I segment includes amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets on our website as well as our technology licensing activities.

We report segment information based on how our chief executive officer, who is our chief operating decision maker (“CODM”), regularly reviews our operating results, allocates resources and makes decisions regarding our business operation in the annual budget and forecasting process along with evaluation of actual performance. Our CODM considers budget-to-actual variances on a monthly basis for our segment performance measures when making decisions about allocating capital and personnel to our segments. These performance measures include total segment revenue and segment gross profit (loss). Prior to the fourth quarter of 2024, we reported our measure of segment profitability as segment profit (loss). Accordingly, prior period amounts have been reclassified to conform to the current period presentation, in all material respects.

Segment gross profit (loss) is calculated as total revenue for the applicable segment less variable marketing and advertising expenses, segment customer care and enrollment expenses (“CC&E”) and cost of revenue for the applicable segment. Variable marketing and advertising expenses represent costs incurred in member acquisition from our direct marketing and marketing partner channels and exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department. Segment CC&E expenses include expenses we incur in assisting applicants during the enrollment process and exclude operating costs allocated to the CC&E department.

The results of our reportable segments are summarized for the periods presented below:

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Medicare:
Total revenue	$305,781	$233,680	31%	$500,638	$406,467	23%
Variable marketing and advertising	(86,091)	(78,277)	(10)%	(157,121)	(141,487)	(11)%
Medicare CC&E	(58,659)	(52,402)	(12)%	(150,613)	(137,910)	(9)%
Cost of revenue	(1,151)	(644)	(79)%	(1,396)	(1,312)	(6)%
Medicare segment gross profit	$159,880	$102,357	56%	$191,508	$125,758	52%

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Employer and Individual:
Total revenue	$9,400	$13,982	(33)%	$31,772	$46,404	(32)%
Variable marketing and advertising	(1,911)	(1,141)	(67)%	(4,321)	(3,304)	(31)%
E&I CC&E	(3,371)	(3,122)	(8)%	(10,103)	(9,214)	(10)%
Cost of revenue	(98)	(465)	79%	(398)	(459)	13%
E&I segment gross profit	$4,020	$9,254	(57)%	$16,950	$33,427	(49)%

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Consolidated:
Total revenue	$315,181	$247,662	27%	$532,410	$452,871	18%
Variable marketing and advertising	(88,002)	(79,418)	(11)%	(161,442)	(144,791)	(12)%
Segment CC&E	(62,030)	(55,524)	(12)%	(160,716)	(147,124)	(9)%
Cost of revenue	(1,249)	(1,109)	(13)%	(1,794)	(1,771)	(1)%
Total segment gross profit	$163,900	$111,611	47%	$208,458	$159,185	31%

A reconciliation of our segment gross profit (loss) to the Condensed Consolidated Statements of Operations for the periods presented is as follows:

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Total segment gross profit	$163,900	$111,611	47%	$208,458	$159,185	31%
Other marketing and advertising (1)	(8,195)	(8,541)	4%	(29,395)	(27,849)	(6)%
Other CC&E (2)	(645)	(87)	*	(2,732)	(2,438)	(12)%
Technology and content	(14,907)	(16,562)	10%	(53,520)	(58,609)	9%
General and administrative	(27,447)	(27,053)	(1)%	(89,765)	(99,363)	10%
Impairment, restructuring and other charges	(66)	—	*	(9,475)	—	*
Interest expense	(2,642)	(2,852)	7%	(11,159)	(10,974)	(2)%
Other income, net	475	1,953	(76)%	6,900	9,453	(27)%
Income (loss) before income taxes	$110,473	$58,469	89%	$19,312	$(30,595)	163%
__________
* Percentage calculated is not meaningful.

(1)Other marketing and advertising costs consist of fixed marketing and advertising, previously capitalized labor, depreciation and share-based compensation costs.
(2)Other CC&E costs consist of previously capitalized labor, depreciation and share-based compensation costs.

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)
Our commission revenue results from approval of an application from health insurance carriers, which we define as our customers under Accounting Standards Codification 606 — Revenue from Contracts with Customers (“ASC 606”). Our commission revenue is primarily comprised of commissions from health insurance carriers which is computed using the estimated constrained lifetime values of commission payments that we expect to receive. Our commissions may include certain bonus payments, which are generally based on our attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers.

The following table presents commission revenue by product for the periods indicated:

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2024	2023		2024	2023
Medicare
Medicare Advantage	$251,315	$192,618	30%	$394,942	$335,849	18%
Medicare Supplement	7,799	6,039	29%	19,634	13,825	42%
Medicare Part D	6,535	6,494	1%	12,773	11,180	14%
Total Medicare	265,649	205,151	29%	427,349	360,854	18%
Individual and Family
Non-Qualified Health Plans	1,806	3,736	(52)%	3,640	10,640	(66)%
Qualified Health Plans	1,404	1,936	(27)%	4,762	6,020	(21)%
Total Individual and Family	3,210	5,672	(43)%	8,402	16,660	(50)%
Ancillary	3,508	3,251	8%	10,787	10,754	—%
Small Business	3,098	5,112	(39)%	11,545	17,669	(35)%
Commission Bonus and Other	186	(690)	127%	3,564	(2,013)	277%
Total Commission Revenue	$275,651	$218,496	26%	$461,647	$403,924	14%

The following table presents a summary of commission revenue by segment for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Medicare
Commission revenue from members approved during the period	$260,870	$194,295	$412,887	$326,087
Net commission revenue from members approved in prior periods(a)	5,905	10,798	18,678	33,544
Total Medicare segment commission revenue	266,775	205,093	431,565	359,631
Employer and Individual
Commission revenue from members approved during the period	4,673	5,954	16,463	19,789
Commission revenue from renewals of small business members during the period	2,540	2,674	9,562	9,973
Net commission revenue from members approved in prior periods(a)	1,663	4,775	4,057	14,531
Total Employer and Individual segment commission revenue	8,876	13,403	30,082	44,293
Total commission revenue	$275,651	$218,496	$461,647	$403,924
_____________
(a) These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as adjustments to revenue within the relevant reporting period. The net commission revenue from members approved in prior periods, or net adjustment revenue, includes both increases in revenue for certain prior period cohorts as well as reductions in revenue for certain prior period cohorts. The total reductions to revenue from members approved in prior periods were $0.8 million and $0.6 million for the three months ended December 31, 2024 and 2023, respectively, and $5.3 million and $4.3 million for the year ended December 31, 2024 and 2023, respectively. These reductions to revenue primarily relate to the Medicare segment.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

Selected Metrics — Fourth Quarter of 2024

	Three Months Ended December 31,		% Change
	2024	2023
Approved Members(2)(a)
Medicare
Medicare Advantage	222,631	159,595	39%
Medicare Supplement	4,248	6,868	(38)%
Medicare Part D	21,561	20,104	7%
Total Medicare	248,440	186,567	33%
Individual and Family	7,131	9,207	(23)%
Ancillary	15,146	14,205	7%
Small Business	1,646	2,406	(32)%
Total Approved Members	272,363	212,385	28%
(a) The shift of some carrier arrangements from broker of record to fee-based BPO during 2024 impacted the growth in approved members as only arrangements where we are broker of record are reflected in approved members.

Constrained Lifetime Value of Commissions per Approved Member(3)
Medicare(b)
Medicare Advantage	$1,174	$1,151	2%
Medicare Supplement	1,270	931	36%
Medicare Part D	155	220	(30)%
Individual and Family
Non-Qualified Health Plans	396	400	(1)%
Qualified Health Plans	399	378	6%
Ancillary
Short-term	108	172	(37)%
Dental	140	117	20%
Vision	86	83	4%
Small Business	236	231	2%
(b) Constraint for Medicare Advantage was 5.5% and 7% for the three months ended December 31, 2024 and 2023, respectively. Constraints for all other Medicare products remained the same for the periods presented.

Expense Metrics per Approved Member(4)
Medicare Plans
Customer care and enrollment cost per Medicare Advantage (“MA”)-equivalent approved member(8)	$220	$307	(28)%
Variable marketing cost per MA-equivalent approved member	371	456	(19)%
Total acquisition cost per MA-equivalent approved member	$591	$763	(23)%
Individual and Family Plans (“IFP”)
Customer care and enrollment cost per IFP-equivalent approved member(8)	$288	$183	57%
Variable marketing cost per IFP-equivalent approved member	191	84	127%
Total acquisition cost per IFP-equivalent approved member	$479	$267	79%
__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

Selected Metrics — Year Ended December 31, 2024

	Year Ended December 31,		% Change
	2024	2023
Approved Members(2)(a)
Medicare
Medicare Advantage	366,160	290,712	26%
Medicare Supplement	13,822	17,386	(20)%
Medicare Part D	27,896	29,378	(5)%
Total Medicare	407,878	337,476	21%
Individual and Family	20,671	27,318	(24)%
Ancillary	51,556	56,789	(9)%
Small Business	5,351	7,613	(30)%
Total Approved Members	485,456	429,196	13%
(a) The shift of some carrier arrangements from broker of record to fee-based BPO during 2024 impacted the growth in approved members as only arrangements where we are broker of record are reflected in approved members.

	As of December 31,		% Change
	2024	2023
Estimated Membership(5)(b)
Medicare(6)
Medicare Advantage	690,874	622,896	11%
Medicare Supplement	96,894	110,826	(13)%
Medicare Part D	210,917	210,876	—%
Total Medicare	998,685	944,598	6%
Individual and Family(6)	78,452	86,452	(9)%
Ancillary(6)	173,760	180,741	(4)%
Small Business(7)	42,899	46,225	(7)%
Total Estimated Membership	1,293,796	1,258,016	3%
(b) The shift of some carrier arrangements from broker of record to fee-based BPO during 2024 impacted the growth in estimated membership as only arrangements where we are broker of record are reflected in estimated membership.

______________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses(1) (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP marketing and advertising expense(8)	$96,197	$87,959	$190,837	$172,640
Stock-based compensation expense	(621)	(603)	(2,413)	(2,201)
Non-GAAP marketing and advertising expense(1)	$95,576	$87,356	$188,424	$170,439

GAAP customer care and enrollment expense(8)	$62,675	$55,611	$163,448	$149,562
Stock-based compensation expense	(358)	(58)	(1,845)	(2,287)
Non-GAAP customer care and enrollment expense(1)	$62,317	$55,553	$161,603	$147,275

GAAP technology and content expense(8)	$14,907	$16,562	$53,520	$58,609
GAAP general and administrative expense(8)	27,447	27,053	89,765	99,363
Technology and content stock-based compensation expense	(733)	(1,114)	(3,331)	(4,498)
General and administrative stock-based compensation expense	(3,044)	(3,697)	(12,292)	(14,227)
Non-GAAP fixed costs(1)	$38,577	$38,804	$127,662	$139,247

GAAP operating costs and expenses	$202,541	$188,294	$508,839	$481,945
Stock-based compensation expense	(4,756)	(5,472)	(19,881)	(23,213)
Impairment, restructuring and other charges	(66)	—	(9,475)	—
Non-GAAP operating costs and expenses(1)	$197,719	$182,822	$479,483	$458,732

Reconciliation of GAAP Net Income (Loss) Attributable to Common Stockholders to Adjusted EBITDA(1) (in thousands) and Adjusted EBITDA Margin(1):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income (loss) attributable to common stockholders	$85,687	$41,691	$(34,960)	$(66,515)
Preferred stock dividends	5,646	5,321	22,249	20,965
Change in preferred stock redemption value	6,149	5,178	22,768	17,336
GAAP net income (loss)	97,482	52,190	10,057	(28,214)
Stock-based compensation expense	4,756	5,472	19,881	23,213
Depreciation and amortization	3,827	4,775	16,338	19,916
Impairment, restructuring and other charges	66	—	9,475	—
Interest expense	2,642	2,852	11,159	10,974
Other income, net	(475)	(1,953)	(6,900)	(9,453)
Provision for (benefit from) income taxes	12,991	6,279	9,255	(2,381)
Adjusted EBITDA(1)	$121,289	$69,615	$69,265	$14,055
Net income (loss) margin	31%	21%	2%	(6)%
Adjusted EBITDA margin(1)	38%	28%	13%	3%
__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)(1) and GAAP Net Income (Loss) to Adjusted EBITDA Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income (loss)	$97,482	$52,190	$10,057	$(28,214)
Net adjustment revenue	(7,568)	(15,573)	(22,735)	(48,075)
Impairment, restructuring and other charges	66	—	9,475	—
Adjustment to provision for (benefit from) income taxes, net	1,817	3,762	3,212	11,612
Non-GAAP net income (loss)(1)	91,797	40,379	9	(64,677)
Stock-based compensation expense	4,756	5,472	19,881	23,213
Depreciation and amortization	3,827	4,775	16,338	19,916
Interest expense	2,642	2,852	11,159	10,974
Other income, net	(475)	(1,953)	(6,900)	(9,453)
Adjustment to provision for (benefit from) income taxes, net	(1,817)	(3,762)	(3,212)	(11,612)
Provision for (benefit from) income taxes	12,991	6,279	9,255	(2,381)
Adjusted EBITDA excluding net adjustment revenue(1)	$113,721	$54,042	$46,530	$(34,020)

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended December 31,		$ Change	% Change
	2024	2023
GAAP total revenue	$315,181	$247,662	$67,519	27%
Net adjustment revenue	(7,568)	(15,573)
Non-GAAP total revenue excluding net adjustment revenue(1)	$307,613	$232,089	$75,524	33%

	Year Ended December 31,		$ Change	% Change
	2024	2023
GAAP total revenue	$532,410	$452,871	$79,539	18%
Net adjustment revenue	(22,735)	(48,075)
Non-GAAP total revenue excluding net adjustment revenue(1)	$509,675	$404,796	$104,879	26%

Reconciliation of Medicare Segment Revenue to Non-GAAP Medicare Segment Revenue(1) (in thousands):

	Three Months Ended December 31,		$ Change	% Change
	2024	2023
Medicare segment revenue	$305,781	$233,680	$72,101	31%
Medicare net adjustment revenue	(5,905)	(10,798)
Non-GAAP Medicare segment revenue(1)	$299,876	$222,882	$76,994	35%
__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of E&I Segment Revenue to Non-GAAP E&I Segment Revenue(1) (in thousands):

	Three Months Ended December 31,		$ Change	% Change
	2024	2023
E&I segment revenue	$9,400	$13,982	$(4,582)	(33)%
E&I net adjustment revenue	(1,663)	(4,775)
Non-GAAP E&I segment revenue(1)	$7,737	$9,207	$(1,470)	(16)%

Reconciliation of Medicare Segment Gross Profit to Medicare Segment Gross Profit Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended December 31,		$ Change	% Change
	2024	2023
Medicare segment gross profit	$159,880	$102,357	$57,523	56%
Medicare net adjustment revenue	(5,905)	(10,798)
Medicare segment gross profit excluding net adjustment revenue(1)	$153,975	$91,559	$62,416	68%

Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in millions):

	Full Year 2025 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(60.0)	$(35.0)
Impact from preferred stock	50.0	50.0
GAAP net income (loss)	(10.0)	15.0
Stock-based compensation expense	15.0	12.0
Depreciation and amortization	18.0	17.0
Interest expense	11.0	10.0
Other income, net	(3.0)	(3.0)
Provision for income taxes	4.0	9.0
Adjusted EBITDA(1)	$35.0	$60.0

__________
Note: See accompanying footnotes on page 15.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(dollars in thousands)
(1)Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP total revenue excluding net adjustment revenue, non-GAAP operating costs and expenses, non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA excluding net adjustment revenue, non-GAAP Medicare segment revenue, non-GAAP E&I segment revenue, and Medicare segment gross profit (loss) excluding net adjustment revenue.

•Non-GAAP total revenue excluding net adjustment revenue is calculated by excluding the effect of net commission revenue from members approved in prior periods (“net adjustment revenue”) from total revenue.

•Non-GAAP operating costs and expenses are calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan from the respective GAAP operating costs and expenses. Total non-GAAP operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges from GAAP total operating costs and expenses.

•Non-GAAP net income (loss) is calculated by excluding net adjustment revenue and impairment, restructuring and other charges, net of tax from GAAP net income (loss).

•Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

•Adjusted EBITDA excluding net adjustment revenue is calculated by excluding net adjustment revenue, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss).

•Non-GAAP Medicare segment revenue is calculated by excluding Medicare net adjustment revenue from Medicare segment revenue.

•Non-GAAP E&I segment revenue is calculated by excluding E&I net adjustment revenue from E&I segment revenue.

•Medicare segment gross profit (loss) excluding net adjustment revenue is calculated by excluding Medicare net adjustment revenue from Medicare segment gross profit (loss).

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP total revenue excluding net adjustment revenue, non-GAAP operating costs and expenses, non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA excluding net adjustment revenue, non-GAAP Medicare segment revenue, non-GAAP E&I segment revenue and Medicare segment gross profit (loss) excluding net adjustment revenue are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(dollars in thousands)
financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP total revenue, GAAP net income (loss) before taxes, GAAP net income (loss), GAAP net income (loss) attributable to common stockholders, GAAP net income (loss) margin and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The tables above provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.
(2)Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period for which we are the broker of record. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.
(3)Constrained lifetime value (“LTV”) of commissions per approved member for Medicare, individual and family and ancillary plans represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. Constrained LTV of commissions per approved member for small business represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. These factors may result in varying values from period to period.
(4)Expense Metrics per Approved Member: Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. We calculate and evaluate the customer care and enrollment (“CC&E”) expense per approved member and the variable marketing cost per approved member. We incur CC&E expenses in assisting applicants during the enrollment process. Variable marketing costs represent costs incurred in member acquisition from our direct marketing and marketing partner channels. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department.
The numerator used to calculate each member acquisition metric discussed above is the portion of the respective operating expenses for CC&E and marketing and advertising that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all individual and family major medical plans and short-term health insurance plans (collectively, “IFP Plans”), respectively, for which we are the broker of record. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent approved members, and for IFP Plans, we call this derived metric IFP-equivalent approved members. MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of MA-equivalent approved members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the periods presented. IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of IFP-equivalent approved members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.
(5)Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the period of estimation as well as the number of approved members during the period of estimation from whom we expect to receive commission payments. There is generally up to a few months lag between newly approved plans and the receipt of commission payments from the health insurance carrier and is most pronounced in the fourth and first quarters of our fiscal year due to the annual and open enrollment periods. A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier or notifying the carrier directly and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(dollars in thousands)
reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, while we keep the prior period data consistent with previously reported amounts, we may provide the updated information in other communications or disclosures. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next, making it difficult for us to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.
(6)To estimate the number of members on Medicare-related, individual and family, and ancillary health insurance plans, we take the respective sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For ancillary health insurance plans, the one-to-three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(7)To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.
(8)Beginning in the first quarter of 2024, primarily as a result of vacating excess office space, we modified our methodology used in allocating our facilities-related expenses to marketing and advertising, customer care and enrollment and technology and content. As a result, these costs are now reported within the “General and administrative” line in our Condensed Consolidated Statements of Comprehensive Income (Loss). We have recast the Condensed Consolidated Statements of Comprehensive Income (Loss) for the prior periods presented to conform to our current methodology. This resulted in a classification change of expenses from marketing and advertising, customer care and enrollment, and technology and content into general and administrative. There was no impact to total operating costs and expenses, income (loss) from operations, net income (loss) or net income (loss) per share attributable to common stockholders on our Condensed Consolidated Statements of Comprehensive Loss.
(9)We apply the two-class method in calculating net income (loss) per share attributable to common stockholders as our Series A convertible preferred stock is considered a participating security. Accordingly, such securities are included in the earnings allocation in calculating income per share. Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common stockholders and assumes conversion of all potential shares including participating securities to the extent they are not anti-dilutive. Net loss attributable to common stockholders is not allocated to the convertible preferred stock as the holder of the Series A preferred stock does not have a contractual obligation to share in losses. For the three months ended December 31, 2024 and 2023, net income allocated to common stockholders (basic) was $76,365 and $37,221, respectively, and net income allocated to participating securities (basic) was $9,322 and $4,469, respectively. For the three months ended December 31, 2024 and 2023, net income allocated to common stockholders (diluted) was $76,597 and $37,344, respectively, and net income allocated to participating securities (diluted) was $9,091 and $4,346, respectively.